Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

Andrea Eldridge

[Address]

[Address]

Dear Andrea:

The purpose of this Separation Agreement (the “Agreement”) is to set forth the terms of your separation of employment from CarGurus, Inc. (“CarGurus” or the “Company”), including the following defined terms:

•
Date of this Agreement: February 26, 2024
•
Separation Date: April 5, 2024, or your last day of employment with the Company if terminated earlier (such actual date, the “Separation Date”).
•
Severance Pay: A total gross amount of $258,750, less all applicable federal, state and other employment related deductions, representing an amount equal to nine (9) months of your current base salary (the “Severance Pay”). For the avoidance of doubt, the Severance Pay is inclusive of, and is not offered in addition to, any severance payment contemplated in your Offer Letter with the Company dated January 17, 2020 (the “Offer Letter”).
•
Severance Benefits: Subject to your completion of the appropriate forms, and subject to all the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), through January 31, 2025 (the Separation Date through this date is the “COBRA subsidy period”), the Company will pay the employer portion of premiums for your participation in the Company’s medical and dental insurance plans through COBRA, to the same extent that such insurance is provided to persons currently employed by the Company (the “Severance Benefits”). The Company will make these payments to the COBRA administrator each month during the COBRA subsidy period while you remain eligible if you do not become eligible for other benefits through new employment, and you will be required to pay the employee portion of premiums plus a 2% administrative fee, also directly to the Company’s COBRA administrator. If you obtain employment that provides medical and/or dental insurance, you agree to promptly notify the Company, and the Company will no longer be obligated to provide payment for the benefit continuation hereunder. You also have the right to continue insurance coverage after this period, subject to the requirements of COBRA, at your own cost.
1.
Effect of Agreement. To accept this Agreement, you must sign and return the Agreement within three (3) business days of the date of this Agreement. This Agreement shall be effective and binding on all parties on the date that the Agreement is executed by both you and the Company (the “Effective Date”).
2.
Termination of Employment. Your employment with the Company will terminate on the Separation Date. After the Separation Date, you shall have no authority to represent yourself as an employee or agent of the Company. On the Separation Date, the Company shall pay your accrued but unpaid base salary and any accrued but unused vacation through the Separation Date. You acknowledge that from and after the Separation Date, you shall have no authority to and shall not represent yourself as an employee or agent of the Company.

3.
Transition Period. From the date you sign this Agreement through the Separation Date (the “Transition Period”), you agree to continue to perform your duties as a full-time employee of the Company and to comply with all CarGurus policies and procedures. During the Transition Period, you will be paid your usual and customary wages and remain eligible to participate in the benefits generally available to employees of the Company. Further, during the Transition Period, you agree to (i) remain an employee with the Company in good standing, and (ii) transition any of your responsibility areas and related activities, contacts, and action items to the appropriate CarGurus team members (collectively, the Transition Duties”).
4.
Severance Package. In consideration of the mutual covenants set forth in this Agreement and provided that you have accepted this Agreement and complied with its terms and conditions, including, but not limited to, the completion of the Transition Duties and your execution and non-revocation of a post-employment release of claims on the Separation Date (the “Supplemental Release,” attached as Exhibit A to this Agreement), the Company agrees to provide you with the following (together, the “Severance Package”):
(i)
The Company will pay you the Severance Pay. The Severance Pay will be paid as a one-time, lump sum payment on the first practicable payroll date following the Supplemental Release Effective Date (as defined in Exhibit A).
(ii)
The Company will accelerate the vesting of those restricted stock units (“RSUs”) and those shares subject to the nonqualified stock option (“NQSO”) granted to you during your employment that would have vested during the nine (9) month period following the Separation Date (equal to a total of 34,364 RSUs (the “Accelerated RSUs”) and a total of 6,161 shares subject to the NQSO (the “Accelerated NQSO Shares”)) had your employment continued during that time, as set forth on Exhibit B hereto (the “Acceleration of Vesting”). The Acceleration of Vesting will occur on the Supplemental Release Effective Date.
(iii)
The Company will issue to you one (1) share of Class A common stock of the Company for each Accelerated RSU, within thirty (30) days following the Supplemental Release Effective Date, in accordance with the terms of the applicable Company plan and the applicable RSU agreement. All remaining unvested RSUs shall be forfeited as of the Separation Date without any consideration. The NQSO with respect to the Accelerated NQSO Shares shall be exercisable only in accordance with the terms and conditions of the applicable Company plan and the applicable stock option grant agreement, including those provisions regarding the time in which you must exercise vested options, except that, notwithstanding anything to the contrary in such plan or agreement, the Accelerated NQSO Shares subject to the NQSO shall be deemed outstanding following the Separation Date for purposes of the accelerated vesting provisions of this Section 4. For the avoidance of doubt, the vested portion of the NQSO, including the Accelerated NQSO Shares subject to the NQSO, shall remain outstanding until the expiration of the 90-day period following the Separation Date, in accordance with the applicable stock option grant agreement, and shall automatically terminate on the last day of such 90-day period.
(iv)
The Company will provide you with the Severance Benefits. If you do not accept and allow this Agreement to become effective, then subject to your completion of the appropriate forms, and subject to all the requirements of COBRA, you will be entitled to continue your participation, if any, in the Company’s medical and dental insurance plans, to the same extent that such insurance is provided to persons then employed by the Company and made available to you prior to the date hereof, in accordance with applicable law, at your own cost. In all cases, the “qualifying event” under COBRA shall be deemed to have occurred on the Separation Date.
(v)
The Severance Package is subject to tax withholdings and any other authorized deductions (as applicable).
5.
No Additional Amounts Owing. You acknowledge and agree that the Severance Package is not otherwise due or owing to you under any other agreement (including, but not limited to, the Offer Letter), obligation or any Company policy or practice. The Severance Package is not intended to be, and shall not be construed to constitute, a severance plan, and shall confer no benefit on anyone other than the parties specified herein. You further acknowledge that except for (i) the specific financial consideration set forth in this Agreement, (ii) any unpaid regular wages earned through the Separation Date, (iii) any accrued but unused vacation earned through the Separation Date, (iv) any business expenses incurred by you on behalf of the Company for which you submit a timely reimbursement claim in accordance with Company policy on or prior to the Separation Date (which will be paid as soon as practicable thereafter), (v) the Company’s obligations for indemnification pursuant to Company charter documents, Bylaws, or an indemnification agreement with the Company, if any, or applicable directors’ and officers’ liability insurance, and (vi) any vested amount owing to you pursuant to any 401(k) savings plan of the Company, you are not and shall not in the future be entitled to any other compensation, benefit or reimbursement including, without limitation, other wages, commissions, bonuses, incentives, vacation pay, holiday pay, overtime pay, sabbatical pay, any form of equity, any equity vesting or acceleration or any other form of compensation or benefit.
6.
Equity Grants. Except for the Acceleration of Vesting that is included with the Severance Package and specified on Exhibit B hereto, if you have received a grant of equity from the Company, you acknowledge and agree that from and after the Separation Date, all vesting of any equity grant under any equity plan (of whatever name or kind, including, without limitation, any stock option plan or plan relating to RSUs) that you participated in or were eligible to participate in during your employment with the Company will terminate. If you have received a grant of stock options from the Company, you further acknowledge and agree that you are entitled to exercise only those stock options that have vested as of the Separation Date (including in connection with the Acceleration of Vesting hereunder), and only in accordance with the terms and conditions of the applicable Company plan, including those provisions regarding the time in which you must exercise vested options.
7.
Confidentiality, Acknowledgements and Other Obligations. You and the Company expressly acknowledge and agree to the following:
(i)
You will keep all confidential information and trade secrets of the Company confidential, and not use or disclose any of the same, and you will abide by any and all common law and statutory obligations relating to protection and non-disclosure of the Company’s trade secrets and confidential or proprietary documents and information. In addition, you acknowledge that the Company is providing you with notice of immunity under the Defend Trade Secrets Act of 2016, attached as Exhibit C.

(ii)
Except as may be set forth in this Agreement, you acknowledge that you remain obligated under, and agree that you will comply with, the provisions of any agreement between you and the Company that protects the confidentiality of the Company’s information and imposes certain restrictions and obligations on you after your employment, including on your ability to use or share confidential information, to solicit employees or customers of the Company or to compete with the Company (each such agreement, collectively, the “NDA”), each of which is incorporated herein by reference. You specifically acknowledge and agree that you have received and are now receiving consideration for any restrictive covenants included in the NDA, and you expressly reaffirm these restrictive covenants.
(iii)
You shall keep confidential all information relating to the negotiations associated with this Agreement, and shall not disclose such information to any person or entity (other than an immediate family member, legal counsel or financial advisor, provided that you instruct any such individual to whom disclosure is made about these obligations and such individual agrees to be bound by these confidentiality obligations), except as required by law.
(iv)
During the Transition Period, you may continue using any Company property (including computer equipment) and Company information for the sole and exclusive purpose of performing the Transition Duties. Within five (5) business days after request by the Company, you will return to the Company in the manner specified by the Company all Company property and equipment and all Company documents, code, information and data in any form (including financial plans, management reports, customer lists and other documents and information), in each case without deleting or otherwise damaging or altering the same and without retaining any copies. On or prior to the Separation Date, you will provide the Company with all information necessary to log in to, assume control of and access any database, system, account or application over which you had control or to which you had access during your employment (including username, password, PIN information and any other access credentials for any devices or accounts). From and after the Separation Date, unless specifically requested by the Company in writing, you will no longer access any such database, system, account or application.
(v)
You will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Company (including its officers, directors and employees) including, but not limited to, any statements that disparage any person, product, service, financial condition, capability or any other aspect of the business of the Company, and you will not engage in any conduct that could reasonably be expected to harm professionally or personally the reputation of the Company (including its officers, directors and employees).
(vi)
You represent to the Company that you have not engaged in any fraudulent or unlawful conduct relating to the Company or your employment, that you have complied with all contractual obligations with the Company, that you have complied with Company policies and procedures and that you have fully disclosed to the Company all material information relating to the performance of your employment.
8.
Cooperation. Through the Separation Date and thereafter, you will make yourself available to the Company, upon reasonable notice, to assist in any matter relating to the services performed by you during your employment with the Company including, but not limited to, transitioning your duties to others at the Company and providing assistance in any legal or regulatory investigation, matter or Claim (as defined below).
9.
Release of Claims. You hereby acknowledge and agree that by signing this Agreement and accepting the consideration to be provided to you, including but not limited to the Severance Package, you (on behalf of yourself and your representatives, agents, estate, heirs, attorneys, insurers, spouse, executors, administrators, successors and assigns) are waiving and releasing your right to assert any Claim, and you hereby release the Company from any Claim, arising from acts, omissions, facts or circumstances that occurred on or before the Effective Date.

You agree that your waiver and release bars any form of legal claim, lawsuit, charge, complaint or any other form of action against the Company (each, a “Claim”) seeking money or any other form of relief, including without limitation equitable relief (whether declaratory, injunctive or otherwise), damages or any other form of monetary recovery whatsoever (including without limitation back pay, front pay, compensatory damages, overtime pay, emotional distress, punitive damages, attorneys’ fees and any other costs or expenses). You understand that there could be unknown or unanticipated Claims resulting from your employment with the Company and the termination of your employment, and you agree that such Claims are included in this waiver and release. You specifically waive and release the Company from any Claims arising from or related to your employment relationship with the Company or the termination of your employment, including without limitation Claims under any statute, ordinance, regulation, executive order, common law, constitution and any other source of law of any state, country and/or locality, including but not limited to the United States, the Commonwealth of Massachusetts, the state in which you reside, and/or any other state or locality where you worked for the Company (collectively “Law” or “Laws”).

Without limiting the foregoing waiver and release, except for Claims resulting from the failure of the Company to perform its obligations under this Agreement or your rights to indemnification pursuant to Company charter documents, Bylaws, or an indemnification agreement with the Company, and applicable directors’ and officers’ liability insurance, you specifically waive and release the Company from:

(i)
Claims under any Law concerning equal pay, civil rights, discrimination, harassment, retaliation and fair employment practices, including the Massachusetts Sexual Harassment Law (M.G.L. c. 214, § 1C), the Massachusetts Equal Pay Act (M.G.L. c. 149, § 105A), the Massachusetts Equal Rights Act (M.G.L. c. 93, §§ 102, 103), the Massachusetts Fair Employment Practices Statute (M.G.L. c. 151B §§ 1 et seq.), the Massachusetts Civil Rights Act (M.G.L. c. 12 §§ 11H & 11I), the Massachusetts Privacy Statute (M.G.L. c. 214 § 1B), the Massachusetts Sexual Harassment Statute (M.G.L. c. 214 § 1C), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), 42 U.S.C. § 1981, the Age Discrimination in Employment Act and Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non-Discrimination Act (42 U.S.C. §2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973, the Americans with Disabilities Act (42 U.S.C. § 12101 et seq.) and any similar Massachusetts or other local, state or federal statute, Law or ordinance, each as they may have been amended through the Effective Date.
(ii)
Claims under any Law relating to wages, hours, overtime, whistleblowing, leaves of absence or any other terms and conditions of employment, including but not limited to the Massachusetts Payment of Wages Law (M.G.L. c. 149, §§ 148, 150), Massachusetts General Laws Chapter 149 in its entirety, Massachusetts General Laws Chapter 151 in its entirety (including but not limited to the minimum wage and overtime provisions), the Massachusetts Wage Act (M.G.L. c. 149 §§ 148 et. seq.), the Massachusetts Minimum Fair Wages Act (M.G.L. c. 151 §§ 1 et. seq.), the Massachusetts Equal Pay Act (M.G.L. c. 149 § 105A), the Family and Medical Leave Act of 1993 (29 U.S.C. § 2601 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), the federal Consolidated Omnibus Budget Reconciliation Act (29 U.S.C. § 1161 et seq.), the Families First Coronavirus Response Act (Public Law No: 116-127, as amended and corrected), the Coronavirus Aid, Relief, and Economic Security Act (Public Law No: 116-136) and all other local, state or federal Laws, regulations or ordinances relating to personal, sick, medical and/or family leave or benefits, the Sarbanes-Oxley Act (including 18 U.S.C. § 1514A), the Dodd-Frank Act (12 U.S.C. § 5301 et seq.), and any similar state Law, the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.) and any similar Massachusetts or other local, state or federal statute, Law or ordinance, each as they may have been amended through the Effective Date. Please note that this section specifically includes a waiver and release of Claims that you have or may have regarding payments or amounts covered by the Massachusetts Wage Act and the Massachusetts Minimum Fair Wages Act (including, for instance, hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay), as well as Claims for retaliation under the Massachusetts Wage Act and the Massachusetts Minimum Fair Wages Act.
(iii)
Claims under any local, state or federal common law theory including, without limitation, any Claim for wrongful discharge, unjust enrichment, breach of a covenant of good faith and fair dealing, violating of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence, breach of contract, implied contract, promissory estoppel, quantum meruit, any Claim to attorney’s fees under any applicable statute or common law theory of recovery or any Claim sounding in tort.
(iv)
Claims under any Massachusetts (or any other state) or federal statute, regulation or executive order (as amended through the Effective Date) relating to whistleblower protections, violation of public policy or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002 and any similar Massachusetts or other state or federal statute.
(v)
Claims arising under any Company compensation, employment, benefit, stock, stock option, incentive compensation, bonus, carried interest, restricted stock and/or equity plan, program, policy, practice or agreement, including, without limitation, your Offer Letter with the Company.

(v) Claims arising under any other Law or constitution.

You acknowledge and agree that your receipt of the Severance Package is contingent upon your providing the waivers and releases in this Agreement, and not revoking this Agreement or the Supplemental Release.

Nothing in this Agreement prohibits or prevents you from filing a charge with or participating, testifying or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g., U.S. Equal Employment Opportunity Commission, National Labor Relations Board, U.S Securities and Exchange Commission) (each, a “Government Agency”), nor does anything in this Agreement preclude, prohibit or otherwise limit, in any way, your rights and abilities to contact, communicate with, report matters to or otherwise participate in any whistleblower program administered by any such Government Agencies. You further understands this Agreement does not limit your or the Company’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency in connection with reporting a possible securities Law violation, or other violation of Law, without notice to the Company. You acknowledge and agree that by signing this Agreement, however, you waive your right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings. Further, nothing in this Agreement shall limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under applicable Law, or the Company’s right to seek restitution or other legal remedies of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim brought before a Government Agency.

10.
Consequences of Breach or Revocation. In addition to any other remedies set forth in this Agreement or otherwise available to the Company in law or equity, a breach by you of any of your obligations set forth in this Agreement shall entitle the Company to cease providing any Severance Pay or other portion of the Severance Package and to recover any Severance Pay or other portion of the Severance Package already provided to you. Notwithstanding any such breach, your release and waiver set forth in this Agreement will remain in full force and effect to the maximum extent permitted by law.
11.
Unemployment Benefits. You may seek unemployment benefits as a result of the termination of your employment from the Company. Decisions regarding unemployment eligibility, including whether the Severance Package affects the amount of eligibility, if any, are made by the applicable unemployment agency, not by the Company. The Company agrees to provide any necessary documents to enable you to seek such unemployment benefits promptly after a request in writing by an applicable state unemployment agency. Nothing in this Section 11 shall be construed to require the Company to make, and the Company will not make, untruthful statements to an agency in connection with any claim for unemployment benefits.
12.
Governing Provisions.
(i)
Except as otherwise expressly provided in this Agreement and specifically your continuing obligations under the NDA, this Agreement (including Exhibits A, B, and C)

supersedes any prior oral or written agreement, including, but not limited to, your Offer Letter, and sets forth the entire agreement between you and the Company. No variations or modifications to this Agreement shall be valid unless reduced to writing and signed by the parties to this Agreement.
(ii)
The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, or if required by the laws of the state in which you reside, the laws of such state, without giving effect to conflict of law principles. Any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, shall be commenced in Massachusetts in a court of competent jurisdiction, and venue for such actions shall lie exclusively in Massachusetts. To the fullest extent permitted by law, any action, demand, claim or counterclaim relating to this Agreement shall be resolved by a judge alone, and both parties hereby waive the right to a trial before a civil jury.
(iii)
The terms of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms and conditions shall be enforced in full.
(iv)
This Agreement shall inure to the benefit of the Company and any of its successors and assigns and shall be enforceable against your heirs, executors and assigns.
(v)
Except for the Company’s obligations set forth in Section 4 of this Agreement, which shall be the obligations solely of CarGurus, Inc., wherever the term the Company is used in this Agreement, it shall include CarGurus, Inc. and any and all entities corporately related to CarGurus, Inc. (including but not limited to any parents, divisions, affiliates and subsidiaries), and its and their respective partners, officers, directors, employees, agents, representatives, successors, predecessors and assigns. The parties agree that all of such foregoing entities and persons are intended third party beneficiaries of this Agreement.
(vi)
The Company advises you to consult with legal counsel for the purpose of reviewing the terms of this Agreement. By executing this Agreement, you are acknowledging that you have been afforded sufficient time to understand the terms and effects of this Agreement and to consult with legal counsel, that your agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither the Company nor any of its employees, agents or representatives has made any representations to you inconsistent with the provisions of this Agreement.

[signature page immediately follows]

To accept the terms of this Agreement, you must sign and return this Agreement to the Company’s General Counsel at [email] or by electronic signature and transmission (if made available by the Company) within the applicable period specified in Section 1.

Very truly yours,

CARGURUS, INC.

By: /s/ Jason Trevisan

Name: Jason Trevisan

Title: Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Andrea Eldridge

Printed Name: Andrea Eldridge

Date: February 26, 2024

EXHIBIT A

SUPPLEMENTAL RELEASE OF CLAIMS

In consideration of the covenants set forth in my Separation Agreement with CarGurus, Inc., including but not limited to any parents, divisions, affiliates and subsidiaries, and its and their respective partners, officers, directors, employees, agents, representatives, successors, predecessors and assigns (“CarGurus” or the “Company”), dated February 26, 2024 (the “Separation Agreement”), and more particularly in consideration of the Severance Package provided to me pursuant to the Separation Agreement and other good and valuable consideration, I, Andrea Eldridge (on behalf of myself and my representatives, agents, estate, heirs, attorneys, insurers, spouse, executors, administrators, successors and assigns), am waiving and releasing my right to assert any Claim (defined below), and I hereby release the Company from any Claim, arising from acts, omissions, facts or circumstances that occurred on or before the Supplemental Release Effective Date (defined below).

I agree that my waiver and release bars any form of legal claim, lawsuit, charge, complaint or any other form of action against the Company (each, a “Claim”) seeking money or any other form of relief, including without limitation equitable relief (whether declaratory, injunctive or otherwise), damages or any other form of monetary recovery whatsoever (including without limitation back pay, front pay, compensatory damages, overtime pay, emotional distress, punitive damages, attorneys’ fees and any other costs or expenses). I understand that there could be unknown or unanticipated Claims resulting from my employment with the Company and the termination of my employment, and I agree that such Claims are included in this waiver and release. I specifically waive and release the Company from any Claims arising from or related to my employment relationship with the Company or the termination of my employment, including without limitation Claims under any statute, ordinance, regulation, executive order, common law, constitution and any other source of law of any state, country and/or locality, including but not limited to the United States, the Commonwealth of Massachusetts, the state in which I reside, and/or any other state or locality where I worked for the Company (collectively “Law” or “Laws”).

Without limiting the foregoing waiver and release, except for Claims resulting from the failure of the Company to perform its obligations under the Separation Agreement or my rights to indemnification pursuant to Company charter documents, Bylaws, or an indemnification agreement with the Company, and applicable directors’ and officers’ liability insurance, I specifically waive and release the Company from:

(i)
Claims under any Law concerning equal pay, civil rights, discrimination, harassment, retaliation and fair employment practices, including the Massachusetts Sexual Harassment Law (M.G.L. c. 214, § 1C), the Massachusetts Equal Pay Act (M.G.L. c. 149, § 105A), the Massachusetts Equal Rights Act (M.G.L. c. 93, §§ 102, 103), the Massachusetts Fair Employment Practices Statute (M.G.L. c. 151B §§ 1 et seq.), the Massachusetts Civil Rights Act (M.G.L. c. 12 §§ 11H & 11I), the Massachusetts Privacy Statute (M.G.L. c. 214 § 1B), the Massachusetts Sexual Harassment Statute (M.G.L. c. 214 § 1C), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), 42 U.S.C. § 1981, the Age Discrimination in Employment Act and Older Workers

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Benefit Protection Act (29 U.S.C. § 621 et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non-Discrimination Act (42 U.S.C. §2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973, the Americans with Disabilities Act (42 U.S.C. § 12101 et seq.) and any similar Massachusetts or other local, state or federal statute, Law or ordinance, each as they may have been amended through the Supplemental Release Effective Date.

(ii)
Claims under any Law relating to wages, hours, overtime, whistleblowing, leaves of absence or any other terms and conditions of employment, including but not limited to the Massachusetts Payment of Wages Law (M.G.L. c. 149, §§ 148, 150), Massachusetts General Laws Chapter 149 in its entirety, Massachusetts General Laws Chapter 151 in its entirety (including but not limited to the minimum wage and overtime provisions), the Massachusetts Wage Act (M.G.L. c. 149 §§ 148 et. seq.), the Massachusetts Minimum Fair Wages Act (M.G.L. c. 151 §§ 1 et. seq.), the Massachusetts Equal Pay Act (M.G.L. c. 149 § 105A), the Family and Medical Leave Act of 1993 (29 U.S.C. § 2601 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), the federal Consolidated Omnibus Budget Reconciliation Act (29 U.S.C. § 1161 et seq.), the Families First Coronavirus Response Act (Public Law No: 116-127, as amended and corrected), the Coronavirus Aid, Relief, and Economic Security Act (Public Law No: 116-136) and all other local, state or federal Laws, regulations or ordinances relating to personal, sick, medical and/or family leave or benefits, the Sarbanes-Oxley Act (including 18 U.S.C. § 1514A), the Dodd-Frank Act (12 U.S.C. § 5301 et seq.), and any similar state Law, the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.) and any similar Massachusetts or other local, state or federal statute, Law or ordinance, each as they may have been amended through the Supplemental Release Effective Date. I specifically note that this section specifically includes a waiver and release of Claims that I have or may have regarding payments or amounts covered by the Massachusetts Wage Act and the Massachusetts Minimum Fair Wages Act (including, for instance, hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay), as well as Claims for retaliation under the Massachusetts Wage Act and the Massachusetts Minimum Fair Wages Act.
(iii)
Claims under any local, state or federal common law theory including, without limitation, any Claim for wrongful discharge, unjust enrichment, breach of a covenant of good faith and fair dealing, violating of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence, breach of contract, implied contract, promissory estoppel, quantum meruit, any Claim to attorney’s fees under any applicable statute or common law theory of recovery, or any Claim sounding in tort.
(iv)
Claims under any Massachusetts (or any other state) or federal statute, regulation or executive order (as amended through the Supplemental Release Effective Date)

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relating to whistleblower protections, violation of public policy or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002 and any similar Massachusetts or other state or federal statute.
(v)
Claims arising under any Company compensation, employment, benefit, stock, stock option, incentive compensation, bonus, carried interest, restricted stock and/or equity plan, program, policy, practice or agreement, including, without limitation, my Offer Letter with the Company dated January 17, 2020.

(v) Claims arising under any other Law or constitution.

I acknowledge and agree that my receipt of the Severance Package is contingent upon my providing the waivers and releases in this Supplemental Release of Claims, and not revoking Supplemental Release of Claims.

Nothing in this Agreement prohibits or prevents me from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g., U.S. Equal Employment Opportunity Commission, National Labor Relations Board, U.S. Securities and Exchange Commission) (each, a “Government Agency”), nor does anything in this Supplemental Release of Claims preclude, prohibit or otherwise limit, in any way, my rights and abilities to contact, communicate with, report matters to or otherwise participate in any whistleblower program administered by any such Government Agencies. I further understand this Supplemental Release of Claims does not limit my or the Company’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency in connection with reporting a possible securities Law violation, or other violation of Law, without notice to the Company. I acknowledge and agree that by signing this Supplemental Release of Claims, however, I waive my right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings. Further, nothing in this Supplemental Release of Claims shall limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that my signing of this Supplemental Release of Claims constitutes a full release of any individual rights under applicable Law, or the Company’s right to seek restitution or other legal remedies of the economic benefits provided to me under this Supplemental Release of Claims and the Separation Agreement in the event that I successfully challenge the validity of this Supplemental Release of Claims and prevail in any claim brought before a Government Agency.

Because I am at least forty (40) years of age, I have specific rights under the federal Age Discrimination in Employment Act (“ADEA”) and Older Workers Benefits Protection Act (“OWBPA”), which prohibit discrimination on the basis of age. The release in this Supplemental Release of Claims is intended to release any Claim I may have against the Company alleging discrimination on the basis of age under the ADEA, OWBPA and other Laws. Notwithstanding anything to the contrary in this Supplemental Release of Claims, the release in this Supplemental Release of Claims does not cover rights or Claims under the ADEA that arise after the Supplemental Release Effective Date. The Company desires that I fully understand the provisions and effects of this Supplemental Release of Claims. Consistent with the provisions of the OWBPA, I have a period of twenty-one (21) days from the Separation Date (as

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defined in the Separation Agreement) to consider and accept the provisions of this Agreement. I acknowledge and agree that any changes to this Agreement, whether material or immaterial, do not extend this period. I may revoke this Agreement within seven (7) business days after the Supplemental Release Effective Date by sending an email to the Company’s General Counsel at [email] with a copy to the Company’s Legal Department at [email] that specifically notifies the Company of my revocation of this Supplemental Release of Claims .

This Supplemental Release of Claims shall become effective on the eighth (8th) day following my acceptance of it (the “Supplemental Release Effective Date”).

Confirmed And Agreed: /s/ Andrea Eldridge Printed Name: Andrea Eldridge Dated: April 5, 2024	CarGurus, Inc. /s/ Jason Trevisan Name: Jason Trevisan Title: Chief Executive Officer Dated: April 5, 2024

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EXHIBIT B

The chart below shows the number of RSUs and shares subject to the NQSO under your outstanding equity awards that will accelerate and become vested as of the Supplemental Release Effective Date, subject to the terms and conditions of the Agreement:

Grant Date	Type of Award	Original Vesting Date	Number of RSUs Scheduled to Vest on the Vesting Date
September 21, 2020	RSU	July 1, 2024	641
February 10, 2021	NQSO	July 1, 2024	2,054
February 10, 2021	NQSO	October 1, 2024	2,053
February 10, 2021	NQSO	January 1, 2025	2,054
February 10, 2021	RSU	July 1, 2024	1,975
February 10, 2021	RSU	October 1, 2024	1,974
February 10, 2021	RSU	January 1, 2025	1,975
February 8, 2022	RSU	July 1, 2024	4,033
February 8, 2022	RSU	October 1, 2024	4,033
February 8, 2022	RSU	January 1, 2025	4,033
February 16, 2023	RSU	July 1, 2024	5,233
February 16, 2023	RSU	October 1, 2024	5,233
February 16, 2023	RSU	January 1, 2025	5,234
TOTAL			34,364 RSUs
			6,161 shares subject to the NQSO

EXHIBIT C

NOTICE OF IMMUNITY

Consistent with federal law, the Company hereby notifies you of the following provisions of the Defend Trade Secrets Act of 2016.

Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing—

(1)
Immunity.—An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—
(A)
is made –
(i)
in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and
(ii)
solely for the purpose of reporting or investigating a suspected violation of law; or
(B)
is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2)
Use of Trade Secret Information in Anti-Retaliation Lawsuit—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—

(A) files any document containing the trade secret under seal; and

(B) does not disclose the trade secret, except pursuant to court order.